Exhibit 99.1

NEWS RELEASE

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Deb Weyker, Vice President Marketing

Phone: (920) 652-3274

dweyker@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Corporation announces completion of merger with Hometown Bancorp, Ltd.

MANITOWOC, WI, February 13, 2023 -- Bank First Corporation (Nasdaq: BFC) (“Bank First”) the holding company of Bank First, N.A. (the “Bank”), is pleased to announce the completion of its merger with Hometown Bancorp, Ltd. (“Hometown”), the parent company of Hometown Bank, effective February 10, 2023.

Pursuant to the terms of the merger agreement with Hometown, each Hometown shareholder had the option to receive either $29.16 in cash or 0.3962 of a share of Bank First’s common stock in exchange for each share of Hometown common stock, subject to customary proration and allocation procedures, such that no less than 70% of shares of Hometown common stock were to receive the stock consideration and no greater than 30% of shares of Hometown common stock were to receive the cash consideration. Based on final shareholder elections, approximately 87% of the total merger consideration was comprised of Bank First’s common stock and the remaining 13% was paid in cash.

“We are delighted to welcome Hometown Bank employees, customers, and shareholders to Bank First,” stated Mike Molepske, Chairman of the Board and Chief Executive Officer at Bank First. “Hometown is a strong organization which has served its communities well for over 116 years. We are pleased to welcome Tim McFarlane as President, along with a talented team of bankers who are dedicated to delivering value to our customers and shareholders while strengthening relationships in the communities we serve.”

Effective with the closing, Tim McFarlane, President and Chief Executive Officer at Hometown Bank, assumed the role of President at Bank First. He has also been elected to the Board of Directors of Bank First and Bank First, N.A. “Today our team eagerly begins our next chapter as part of the Bank First team,” stated McFarlane. “Since the merger was announced last July, employees from both banks have demonstrated extraordinary teamwork to help ensure a smooth transition for our customers. We are pleased to join an organization which closely aligns with Hometown’s values of relationship-based banking and a culture focused on community involvement.”

The systems conversion took place over the weekend of February 10-12, 2023, and the Cambridge, Fond du Lac (two locations), Pardeeville, Poynette, and Wautoma offices opened as Bank First branches on Monday, February 13, 2023.

With the addition of Hometown Bancorp, Ltd., Bank First Corporation now has assets of approximately $4.2 billion, loans of approximately $3.3 billion, and deposits of approximately $3.5 billion. For more information about Bank First, please visit www.bankfirst.com.

Transaction Details

Piper Sandler & Co. served as financial advisor to Bank First and Alston & Bird LLP served as legal counsel. Reinhart Boerner Van Deuren, s.c. served as legal counsel to Hometown.

Bank First Corporation

Bank First Corporation provides financial services through its subsidiary, Bank First, N.A., which was incorporated in 1894. Bank First offers loan, deposit, and treasury management products at each of its 28 banking locations in Wisconsin. The Bank has grown through both acquisitions and de novo branch expansion. The Company employs approximately 382 full-time equivalent staff and has assets of approximately $4.2 billion. Insurance services are available through its bond with Ansay & Associates, LLC. Trust, investment advisory, and other financial services are offered through the Bank’s partnership with Legacy Private Trust, and an alliance with Morgan Stanley. The Bank is a co-owner of a bank technology outfitter, UFS, LLC, which provides digital, core, cybersecurity, managed IT, and cloud services. Further information about Bank First Corporation is available by clicking on the Shareholder Services tab at www.bankfirst.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected returns and other benefits of the merger to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on Bank First’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers, employee or other business partners relationships, (3) the risk of successful integration of Hometown’s business into Bank First, (4) the amount of the costs, fees, expenses and charges related to the merger, (5) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (6) the risk that the integration of Hometown’s operations into the operations of Bank First will be materially delayed or will be more costly or difficult than expected, (7) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors, events or liabilities, (8) the dilution caused by Bank First’s issuance of additional shares of its common stock in the merger transaction, (9) the diversion of management time on issues related to the merger, (10) the ability of Bank First to effectively manage the larger and more complex operations of the combined company following the merger, (11) the risk of potential litigation or regulatory action related to the merger, and (12) general competitive, economic, political and market conditions. Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Bank First’s quarterly reports on Form 10-Q, and its other filings with the Securities and Exchange Commission. Consequently, no forward-looking statement can be guaranteed. Neither Bank First nor Hometown undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this news release or any related documents, Bank First and Hometown claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.